UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement

On September 10, 2026, Veracyte, Inc., a Delaware corporation (“Veracyte”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Compass Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Veracyte (“Merger Sub”), Convergent Genomics Inc., a Delaware corporation (“Convergent”), and Shareholder Representative Services LLC, as the exclusive representative of the Securityholder Indemnifying Parties (as defined in the Merger Agreement) in connection with the transactions contemplated by the Merger Agreement.

Pursuant to the terms of the Merger Agreement, on September 14, 2026, Merger Sub merged with and into Convergent, whereupon the separate corporate existence of Merger Sub ceased and Convergent continued as the surviving corporation and a wholly owned subsidiary of Veracyte (the “Merger”). Convergent is a genomic diagnostics company focused on bladder cancer, and the acquisition adds Convergent’s UroAmp and proprietary urine tumor DNA technology to the Veracyte roadmap.

Under the terms of the Merger Agreement and in accordance with the terms set forth therein, at the effective time of the Merger, Veracyte paid to the securityholders of Convergent aggregate cash consideration of $150 million in cash, subject to customary purchase price adjustments for Convergent’s cash, indebtedness, transaction expenses and net working capital. In addition, Veracyte may pay to the securityholders of Convergent up to an aggregate of $30 million in additional cash consideration based on the achievement of specified milestones related to UroAmp publications and reimbursement efforts.

The Merger Agreement contains customary representations, warranties, covenants and agreements of Convergent and Veracyte, including post-closing indemnification provisions.

The foregoing description of the Merger Agreement is included to provide investors with information regarding its terms. It does not purport to be a complete description of the terms of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On September 14, 2026, Veracyte completed its acquisition of Convergent pursuant to the terms of the Merger Agreement. To the extent required by this Item 2.01, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 7.01.    Regulation FD Disclosure.

On September 14, 2026, Veracyte issued a press release announcing the completion of its acquisition of Convergent. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated as of September 10, 2026, by and among Veracyte, Inc., Compass Merger Sub, Inc., Convergent Genomics, Inc. and Shareholder Representative Services LLC, as the exclusive representative of the Securityholder Indemnifying Parties.

99.1	Press release dated September 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Veracyte agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. Pursuant to Item 601(b)(2) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) is information of the type that the Company treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 14, 2026

VERACYTE, INC.

		By:	/s/ Rebecca Chambers
		Name:	Rebecca Chambers
		Title:	Chief Financial Officer
Principal Financial Officer